Exhibit 99.3

REALTY INCOME CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Six Months ended June 30, 2012 and for the Year Ended December 31, 2011

On September 6, 2012, Realty Income Corporation, a Maryland corporation (the “Company” or “Realty Income”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tau Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), and American Realty Capital Trust, Inc., a Maryland corporation (“ARCT”).  The Merger Agreement provides for the merger of ARCT with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly owned subsidiary of the Company.

The following tables present unaudited pro forma condensed consolidated financial condition and results of operations of the Company, after giving effect to the Merger.  The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2012 and year ended December 31, 2011 give effect to the Merger as if the Merger had occurred on January 1, 2011.  The unaudited pro forma condensed consolidated balance sheet gives effect to the Merger as if it had occurred on June 30, 2012.

The following unaudited pro forma condensed consolidated financial information has been prepared by applying the purchase method of accounting with the Company treated as the acquirer.  These unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by the Company’s management; however, they are not necessarily indicative of what the Company’s financial condition or results of operations actually would have been if the Merger had been consummated as of the dates indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods.  These unaudited pro forma condensed consolidated financial statements do not include the impact of all the potential synergies that may be achieved in the transactions or any strategies that management may consider in order to continue to efficiently manage the Company’s operations.  Additionally, these unaudited pro forma condensed consolidated financial statements do not include any adjustments associated with: (1) ARCT or Realty Income acquisitions closed after June 30, 2012 or the related financing of those acquisitions, (2) ARCT or Realty Income acquisitions currently under contract or the related financing of those proposed acquisitions, (3) ARCT or Realty Income near-term future CPI rental rate increases in the existing property portfolios, (4) the purchase of ARCT’s minority partners’ interest in the eight joint ventures outstanding at June 30, 2012, which are anticipated to be eliminated prior to the Merger, (5) the termination of the ARCT asset management agreement, which occurred in the first quarter of 2012, and the elimination of the associated asset management fees, and (6) internalization and listing costs of ARCT incurred in 2012.  Further, no adjustment has been made for other nonrecurring costs of ARCT in these unaudited pro forma consolidated financial statements as they are unrelated to the Merger.

This unaudited pro forma condensed consolidated financial information should be read in conjunction with (1) the Company’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2012, (2) the Company’s updated 2011 consolidated financial statements included on Form 8-K, filed with the SEC on October 1, 2012, (3) the Company’s unaudited financial statements and the related notes thereto as of and for the six months ended June 30, 2012 included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on July 26, 2012, (4) ARCT’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2011 included in ARCT’s Annual Report on Form 10-K/A, filed with the SEC on May 11, 2012, and (5) ARCT’s unaudited consolidated financial statements and the related notes thereto as of and for the six months ended June 30, 2012 included in ARCT’s Quarterly Report on Form 10-Q, filed with the SEC on July 31, 2012.

The total purchase price, based on an exchange ratio of the Company’s common stock, will be allocated to the assets ultimately acquired and liabilities ultimately assumed based on their respective fair values.  The allocations of the purchase price reflected in these unaudited pro forma condensed consolidated financial statements have not been finalized and are based upon preliminary estimates of these fair values, which is the best available information at the current time.  A final determination of the fair values of the assets and liabilities, which cannot be made prior to the completion of the Merger and which is anticipated to occur either during the fourth quarter of 2012 or the first quarter of 2013, will be based on the actual valuations of the tangible and intangible assets and liabilities that exist as of the date of completion of the Merger.  The completion of the final valuations, the allocations of the purchase price, the impact of ongoing integration activities, the timing of the completion of the Merger and other changes in tangible and intangible assets and liabilities that occur prior to completion of the Merger could cause material differences in the information presented.

Realty Income Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2012

(in thousands)

	Realty					Realty
	Income	ARCT	Pro Forma		ARCT	Income
	Historical	Historical	Adjustments(1)		Pro Forma	Pro Forma
Assets:
Real estate, at cost:
Land	$1,807,891	$328,448	$128,352	(2)	$456,800	$2,264,691
Buildings and improvements	3,347,490	1,537,166	531,034	(2)	2,068,200	5,415,690
Total real estate, at cost	5,155,381	1,865,614	659,386		2,525,000	7,680,381
Less accumulated depreciation and amortization	(870,165)	(122,223)	122,223	(3)	—	(870,165)
Net real estate held for investment	4,285,216	1,743,391	781,609		2,525,000	6,810,216
Real estate held for sale, net	18,965	—	—		—	18,965
Net real estate	4,304,181	1,743,391	781,609		2,525,000	6,829,181
Acquired intangible lease assets, net	147,899	242,151	207,749	(4)	449,900	597,799
Cash and cash equivalents, accounts receivable, net and other assets	124,479	70,524	(30,743	)(5)	39,781	164,260
Total assets	$4,576,559	$2,056,066	$958,615		$3,014,681	$7,591,240

Liabilities:
Distributions payable	$22,993	$—	$—		$—	$22,993
Other liabilities	90,422	26,975	11,424	(6)	38,399	128,821
Lines of credit payable	183,600	201,138	313,862	(7)	515,000	698,600
Mortgages payable, net	56,661	512,358	15,185	(8)	527,543	584,204
Notes payable	1,750,000	200,000	(200,000	)(9)	—	1,750,000
Total liabilities	2,103,676	940,471	140,471		1,080,942	3,184,618

Stockholders’ equity:
Preferred stock and paid-in capital	609,363	—	—		—	609,363
Common stock and paid-in capital	2,567,148	1,339,968	596,114	(10)	1,936,082	4,503,230
Distributions in excess of net income	(703,628)	(241,159)	210,459	(11)	(30,700)	(734,328)
Accumulated other comprehensive income	—	1,429	(1,429	)(12)	—	—
Total stockholders’ equity	2,472,883	1,100,238	805,144		1,905,382	4,378,265
Noncontrolling interests	—	15,357	13,000	(13)	28,357	28,357
Total equity	2,472,883	1,115,595	818,144		1,933,739	4,406,622
Total liabilities and equity	$4,576,559	$2,056,066	$958,615		$3,014,681	$7,591,240

Realty Income Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the six months ended June 30, 2012

(in thousands, except share data)

	Realty					Realty
	Income	ARCT	Pro Forma		ARCT	Income
	Historical	Historical	Adjustments(14)		Pro Forma	Pro Forma
REVENUE
Rental	$229,060	$88,190	$(2,130	)(15)	$86,060	$315,120
Other	858	1,716	—		1,716	2,574
Operating expense reimbursements	—	3,072	—	(16)	3,072	3,072
Total Revenue	229,918	92,978	(2,130)		90,848	320,766

EXPENSES
Depreciation and amortization	70,560	52,212	2,268	(17)	54,480	125,040
Interest	57,758	19,935	(2,765	)(18)	17,170	74,928
General and administrative	18,441	6,171	(4,821	)(19)	1,350	19,791
Property	4,536	4,691	(711	)(20)	3,980	8,516
Income taxes	810	—	310	(21)	310	1,120
Other	—	11,620	68	(22)	11,688	11,688
Asset management fees to affiliate	—	4,143	—		4,143	4,143
Listing and internalization	—	17,660	—		17,660	17,660
Total expenses	152,105	116,432	(5,651)		110,781	262,886
Income (loss) from continuing operations	77,813	(23,454)	3,521		(19,933)	57,880
Preferred stock dividends	(19,953)	—	—		—	(19,953)
Excess of redemption value over carrying value of preferred shares redeemed	(3,696)	—	—		—	(3,696)
Net income attributable to noncontrolling interest	—	(347)	220	(23)	(127)	(127)
Income (loss) from continuing operations attributable to common stockholders	$54,164	$(23,801)	$3,741		$(20,060)	$34,104

Income (loss) from continuing operations attributable to common stockholders per common share:
Basic	$0.41	$(0.14)	n/a		$(0.44)	$0.19
Diluted	$0.41	$(0.14)	n/a		$(0.44)	$0.19
Weighted average common shares outstanding:
Basic	132,643,698	168,705,683	(123,129,364	)(24)	45,576,319	178,220,017
Diluted	132,785,213	168,750,277	(122,856,987	)(25)(26)	45,893,290	178,678,503

Realty Income Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2011

(in thousands, except share data)

	Realty					Realty
	Income	ARCT	Pro Forma		ARCT	Income
	Historical	Historical	Adjustments(14)		Pro Forma	Pro Forma
REVENUE
Rental	$416,300	$124,851	$47,269	(15)	$172,120	$588,420
Other	1,663	766	—		766	2,429
Operating expense reimbursements	—	4,269	1,881	(16)	6,150	6,150
Total Revenue	417,963	129,886	49,150		179,036	596,999

EXPENSES
Depreciation and amortization	120,813	68,940	40,020	(17)	108,960	229,773
Interest	108,301	37,373	(1,713	)(18)	35,660	143,961
General and administrative	30,954	4,167	(1,467	)(19)	2,700	33,654
Property	7,244	5,297	2,663	(20)	7,960	15,204
Income taxes	1,470	—	610	(21)	610	2,080
Other	—	2,487	135	(22)	2,622	2,622
Acquisition and transaction related	—	30,005	—		30,005	30,005
Asset management fees to affiliate	—	5,572	—		5,572	5,572
Total expenses	268,782	153,841	40,248		194,089	462,871
Income (loss) from continuing operations	149,181	(23,955)	8,902		(15,053)	134,128
Preferred stock dividends	(24,253)	—	—		—	(24,253)
Net income attributable to noncontrolling interest	—	(1,121)	112	(23)	(1,009)	(1,009)
Income (loss) from continuing operations attributable to common stockholders	$124,928	$(25,076)	$9,014		$(16,062)	$108,866

Income (loss) from continuing operations attributable to common stockholders per common share:
Basic	$0.99	$(0.20)	n/a		$(0.35)	$0.63
Diluted	$0.99	$(0.20)	n/a		$(0.35)	$0.63
Weighted average common shares outstanding:
Basic	126,142,696	133,730,159	(88,153,840	)(24)	45,576,319	171,719,015
Diluted	126,189,399	135,275,159	(89,381,869	)(25)(26)	45,893,290	172,082,689

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

General

The ARCT and Realty Income historical amounts include the reclassification of certain historical balances to conform to the post-Merger Realty Income presentation of these unaudited pro forma condensed consolidated financial statements, as described below:

Balance Sheet:

•                  Realty Income’s intangible lease assets, net previously classified as a component of Other assets, net, were reclassified to Acquired intangible lease assets, net due to the materiality of the post-Merger balance.

•                  Realty Income’s balances for Accounts receivable, net, Cash and cash equivalents, Goodwill and Other assets, net previously disclosed as separate components of Realty Income’s balance sheet have been reclassified to Cash and cash equivalents, accounts receivable, net and other assets.

•                  Realty Income’s balances for Accounts payable and accrued expenses previously disclosed as a separate component of Realty Income’s balance sheet have been reclassified to Other liabilities.

•                  ARCT’s balances for Cash and cash equivalents, Restricted cash, Deferred costs, net, Investment securities, at fair value and Prepaid expenses and other assets previously disclosed as separate components of ARCT’s balance sheet have been reclassified to Cash and cash equivalents, accounts receivable, net and Other assets.

•                  ARCT’s balance for Mortgage discount and premium, net previously disclosed as a separate component of ARCT’s balance sheet has been reclassified to Mortgages payable, net.

•                  ARCT’s balances for Below-market lease liabilities, net, Derivatives, at fair value, Accounts payable and accrued expenses, and Deferred rent and other liabilities previously disclosed as separate components of ARCT’s balance sheet have been reclassified to Other liabilities.

Statement of Operations:

•                  Realty Income’s Provisions for impairment, previously disclosed as a separate line item of expense, was combined with Property.

•                  ARCT’s Equity-based compensation previously disclosed as a separate component of expense was reclassified into General and administrative.

•                  ARCT’s Other income (loss) net, previously disclosed as a separate component of Other income (expenses) was reclassified under Revenue as Other.

•                  ARCT’s Equity in income of unconsolidated joint venture, Gain (loss) on derivative instruments, Extinguishment of debt, Other income (loss), net and Loss on disposition of property previously disclosed as separate components of Other income (expenses) have been reclassified into Other expenses.

Balance Sheet

General

(1)                   Represents adjustments to record the acquisition of ARCT by Realty Income based upon the estimated purchase price of approximately $3.0 billion.  The calculation of the estimated purchase price to be allocated is as follows (in thousands, except shares, units and per share amounts):

Equity to be issued (a)	$1,936,082
Operating partnership (OP) units (316,971 units)	13,000
Preferred units	6,750
Anticipated borrowings on unsecured credit facility	515,000
Assumption of debt	512,358
Estimated purchase price	$2,983,190

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(a)          ARCT’s 158.6 million common shares outstanding are to be converted to Realty Income common shares at a fixed conversion rate of .2874 per ARCT share.  The per share closing price of Realty Income’s common stock on September 5, 2012 was $42.48, which is the price used in the Merger announcement.

The purchase price will be adjusted based on the share price of Realty Income’s common stock at closing consistent with the requirements of ASC 805, Business Combinations.  The preliminary purchase price allocation to assets acquired and liabilities assumed is provided throughout these notes.  The following provides a summary of the preliminary purchase price allocation by major categories of assets and liabilities in the unaudited pro forma condensed consolidated balance sheet as of June 30, 2012:

Assets:
Total real estate	$2,525,000
Acquired intangible lease assets	449,900
Cash and cash equivalents, accounts receivable, net other assets	39,781
Total Assets	$3,014,681

Liabilities:
Lines of credit payable	$515,000
Mortgage notes payable	527,543
Other liabilities	38,399
Total Liabilities	$1,080,942

Estimated fair value of net assets acquired	$1,933,739

Assets

(2)                   Land and Buildings and improvements, reflects adjustment to record the estimated increase over ARCT’s historical investment in real estate based upon the preliminary estimated fair value for the tangible and intangible real estate assets to be acquired.  The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of the actual consummation date of the Merger and will be completed after the Merger is consummated.  Such final determination of the purchase price may be significantly different from the preliminary estimates used in the unaudited pro forma financial statements.  The estimated values are as follows (in thousands):

	Pro forma Adjustment	ARCT Pro Forma
Land	$128,352	$456,800
Buildings and improvements	531,034	2,068,200
In-place lease assets	138,249	380,400
Above-market lease assets	69,500	69,500
Below-market lease liabilities	4,602	(12,600)
Estimated fair value of net real estate investments	$871,737	$2,962,300

(3)                   Accumulated depreciation and amortization was adjusted to eliminate ARCT’s historical accumulated depreciation and amortization. ARCT historical in-place lease accumulated amortization of $31.4 million was reclassified to Acquired intangible lease assets, net.

(4)                   Acquired intangible lease assets, net, adds purchase price allocation of in-place lease and above-market lease assets—see Note 2 for preliminary fair value estimates.  ARCT’s historical in-place lease

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

accumulated amortization of $31.4 million was reclassified to Acquired intangible lease assets, net from Accumulated depreciation and amortization.

(5)                   Cash and cash equivalents, Accounts receivable, net and Other assets adjustments to ARCT’s historical balances of accounts receivable and other assets are as follows (in thousands):

Elimination of ARCT deferred financing costs, net	$(13,183)
Recognition of deferred financing costs incurred	1,500
Adjustment to cash and cash equivalents	750
Elimination of straight-line rent receivable	(14,119)
Elimination of goodwill	(2,248)
Elimination of corporate assets excluded from transaction, net	(3,474)
Other	31
$(30,743)

The recognition of deferred financing costs is a reflection of the fees associated with assuming ARCT’s mortgages.  The adjustment to cash and cash equivalents reflects the $750,000 received from the sale of preferred units issued at transaction closing.

Liabilities

(6)                   Other liabilities adjustments to ARCT’s historical balances are as follows (in thousands):

Recognition of value of acquired leases that have below-market rents (see Note 2)	$4,602
Recognition of preferred units issued in Merger	6,750
Other	72
$11,424

The recognition of preferred units reflects the issuance of $6.75 million of preferred units as part of the Merger.  These units have certain characteristics that result in the classification as a liability in this unaudited pro forma balance sheet.

(7)                   Lines of credit payable adjustments to ARCT’s historical balance is as follows (in thousands):

Repayment of ARCT line of credit balance	$(201,138)
Borrowings under revolving line of credit for Merger	515,000
$313,862

The repayment of ARCT’s line of credit, notes outstanding, management incentive debt obligation, Merger transaction costs and change of control costs that will occur at the time of the Merger (the Closing) constitute the pro forma borrowings of $515 million under Realty Income’s $1 billion unsecured credit facility.

(8)                   Mortgages payable, net reflects adjustment from historical ARCT mortgage payable balance for the fair value of debt assumed.  The fair value debt adjustment of $15.2 million is to reflect the increase in mortgage discount and premium, net from $815,000 to $16.0 million.  The mortgage discount and premium amortization is estimated to be $2.5 million per year, based on the $16.0 million pro forma balance.

(9)                   Notes payable adjustment to reflect the repayment of ARCT’s outstanding notes at Closing on Realty Income’s unsecured credit facility (see Note 7).

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Equity

(10)             Common stock and paid-in capital represents the adjustment to convert ARCT’s historical equity into Realty Income common stock.  This calculation was based on 158.6 million ARCT shares outstanding times the fixed conversion rate of .2874 per share times Realty Income share price of $42.48 on September 5, 2012, which is the last closing price prior to the Merger announcement.

(11)             Elimination of ARCT’s distributions in excess of net income to reflect the estimated Merger transaction costs of $30.7 million.  Merger transaction costs include, but are not limited to, advisor fees, debt assumptions costs, legal fees, accounting fees, printing fees and transfer taxes.

(12)             Elimination of ARCT’s accumulated other comprehensive income.

(13)             Noncontrolling interest was adjusted to reflect the $13.0 million of Operating Partnerships Units (OP Units) issued as part of the Merger (316,971 OP units). The OP Units are non-voting ownership units.

Income Statements

General

(14)             Adjustments reflect the effect on Realty Income’s and ARCT’s historical consolidated statements of operations and shares used in computing earnings per common share as if the ARCT acquisitions occurred on January 1, 2011.  These unaudited pro forma condensed consolidated financial statements include adjustments as if ARCT had consummated its 2011 and 2012 (through June 30th) property acquisitions on January 1, 2011.  These adjustments primarily relate to the acquisition of 224 properties in 2011 for $1.24 billion and four properties acquired in the first six months of 2012 for $12.9 million.

Revenue

(15)             Rental

a.               The ARCT pro forma reflects rental revenue generated on a straight-line basis as if ARCT had consummated each of its 2011 and 2012 (through June 30th) property acquisitions on January 1, 2011.  The ARCT pro forma rental revenue is calculated as follows (in thousands):

	For the six months ended June 30, 2012	For the year ended December 31, 2011
Cash rental	$84,220	$168,440
Straight-line rent adjustment	3,840	7,680
(Above) and Below market lease amortization, net	(2,000)	(4,000)
ARCT Pro forma Rental revenue	$86,060	$172,120

b.              The pro forma adjustment is the difference between the ARCT pro forma amount and the ARCT historical amount.

(16)             Operating expense reimbursements adjustment represents the additional operating expense reimbursements generated as if ARCT had consummated each of its 2011 and 2012 property acquisitions on January 1, 2011.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Expense

(17)             The pro forma adjustment is the difference between the ARCT pro forma amount and the ARCT historical amount. The pro forma depreciation and amortization reflects the revised depreciation expense as follows (in thousands), based upon the estimated purchase price allocations:

	For the six months ended June 30, 2012	For the year ended December 31, 2011
Buildings and improvements	$41,365	$82,730
In-place lease assets	13,115	26,230
Total depreciation and amortization	$54,480	$108,960

(18)             Interest expense reflects an adjustment to ARCT’s historical interest expense to account for the assumption of mortgages on ARCT properties acquired in 2011 and 2012 as if the Merger had closed on January 1, 2011, plus the differential in interest rates between Realty Income and ARCT’s credit lines.  The adjustment includes the following (in thousands):

	For the six months ended June 30, 2012	For the year ended December 31, 2011
Interest on mortgages assumed	$13,351	$26,958
Interest on incremental credit facility financing	4,952	10,968
Mortgage premium adjustment	(1,250)	(2,500)
Amortization of deferred financing costs	117	234
	$17,170	$35,660

Interest expense related to mortgages assumed in the Merger is based on ARCT’s average mortgage interest rates of 5.27% for 2011 and 5.22% for the first six months of 2012.  Interest expenses from credit facility financings are based on the average interest rate of Realty Income’s unsecured credit facility of 2.1% for 2011 and 1.9% for the first six months of 2012.  The mortgage premium adjustment reflects the amortization of the $16.0 million premium amortized over the remaining weighted-average term of the assumed mortgages of approximately 6.4 years.

(19)             General and administrative were adjusted to reflect the elimination of ARCT historical general and administrative expense and the addition of Realty Income’s estimated general and administrative expense as a result of the Merger.

(20)             Property adjustment represents the property expenses as if ARCT had consummated each of its 2011 and 2012 property acquisitions on January 1, 2011.

(21)             A pro forma adjustment was made for ARCT income taxes based on an estimate of income taxes associated with properties acquired in the Merger.

(22)             Other was adjusted to reflect the 2% payments on the $6.75 million of preferred units issued at Closing.

Shares used in computing earnings per common share:

(23)             Income (loss) from continuing operations was adjusted to allocate the ARCT historical loss to the OP Units.

(24)             Weighted average common shares outstanding — basic, reflects the adjustment from ARCT’s historical common shares outstanding to the Realty Income shares issued at Closing.  This is calculated by taking the 158.6 million shares of ARCT common stock assumed outstanding at Closing, multiplied by the fixed

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

conversion rate of .2874 ARCT per share, which represents 45.6 million shares of Realty Income common stock.

(25)             ARCT’s historical earnings diluted per share calculation excludes the effect of 27,000 stock options and 1.5 million of restricted shares that were outstanding at December 31, 2011, and 27,000 stock options and 0.1 million of restricted shares that were outstanding at June 30, 2012, as the effect of their inclusion would be anti-dilutive.

(26)             Weighted average common shares outstanding — diluted.  In addition to the calculation of the basic weighted average common shares outstanding (see note 23), the diluted weighted average common shares outstanding are adjusted to represent the number of OP Units issued and outstanding as part of the Merger transaction totaling 316,971.  These OP units are economically equivalent to Realty Income common stock for purposes of calculating diluted earnings per share.

Funds from operations (FFO) and adjusted funds from operations (AFFO)

Realty Income’s historical and pro forma FFO and AFFO for the six months ended June 30, 2012 and the year ended December 31, 2011 are summarized as follows (in thousands):

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Realty Income Corporation

Unaudited Pro Forma Funds From Operations and Adjusted Funds From Operations

For the six months ended June 30, 2012

(in thousands, except share data)

	Realty				Realty
	Income	ARCT	Pro Forma	ARCT	Income
	Historical	Historical	Adjustments	Pro Forma	Pro Forma

Income (loss) from continuing operations attributable to common stockholders	$54,164	$(23,801)	$3,741	$(20,060)	$34,104
Income from discontinued operations	4,858	—	—	—	4,858
Net income (loss) available to common stockholders	59,022	(23,801)	3,741	(20,060)	38,962
Depreciation and amortization:
Continuing operations	70,560	52,212	2,268	54,480	125,040
Allocated to noncontrolling interest	—	(433)	433	—	—
Discontinued operations	381	—	—	—	381
Depreciation of furniture, fixtures and equipment	(135)	(213)	213	—	(135)
(Gain) loss on sales of investment properties, discontinued operations	(3,965)	—	—	—	(3,965)
Total Funds from operations (FFO)	125,863	27,765	6,655	34,420	160,283
Adjustments:
Listing and internalization	—	17,660	—	17,660	17,660
Debt extinguishment expenses	—	6,902	—	6,902	6,902
Loss on derivative instruments	—	4,520	—	4,520	4,520
Non-cash mark-to-market adjustments	—	(465)	—	(465)	(465)
Acquisition and transaction related expenses	—	699	—	699	699
Other income, revenue on marketable securities	—	—	(1,716)	(1,716)	(1,716)
Elimination of the joint venture income allocation	—	—	347	347	347
Asset management fees to affiliates	—	4,143	—	4,143	4,143

Normalized FFO (1)	$125,863	$61,224	$5,286	$66,510	$192,373

Net income (loss) available to common stockholders	$59,022	$(23,801)	$3,741	$(20,060)	$38,962
Cumulative adjustments to calculate normalized FFO (2)	66,841	85,025	1,545	86,570	153,411
Normalized FFO available to common stockholders	125,863	61,224	5,286	66,510	192,373
Excess of redemption value over carrying value of Class D preferred share redemption	3,696	—	—	—	3,696
Amortization of stock compensation	5,550	1,290	(1,290)	—	5,550
Amortization of deferred financing costs (3)	1,111	1,890	(3,023)	(1,133)	(22)
Capitalized leasing costs and commissions	(698)	—	—	—	(698)
Capitalized building improvements	(1,707)	—	—	—	(1,707)
Other adjustments (4)	(1,022)	(3,994)	2,158	(1,836)	(2,858)
Adjusted funds from operations	$132,793	$60,410	$3,131	$63,541	$196,334

Normalized FFO per common share:
Basic	$0.95	$0.36	n/a	$1.46	$1.08
Diluted	$0.95	$0.36	n/a	$1.44	$1.08

AFFO per common share:
Basic	$1.00	$0.36	n/a	$1.39	$1.10
Diluted	$1.00	$0.36	n/a	$1.38	$1.10

Weighted average common shares outstanding:
Basic	132,643,698	168,705,683	(123,129,364)	45,576,319	178,220,017
Diluted	132,785,213	168,750,277	(122,856,987)	45,893,290	178,678,503

(1)          Normalized FFO adjusts for activity we believe will be completed prior to the Merger and for nonreccuring activity that is not expected to occur after the Merger.

(2)          See reconciling items for FFO and Normalized FFO.

(3)          Includes the amortization of costs incurred and capitalized when our notes were issued. Does not include costs associated with our credit facility agreement or annual fees paid to credit rating agencies.

(4)          Includes straight-line rent revenue and the amortization of above and below-market leases.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Realty Income Corporation

Unaudited Pro Forma Funds From Operations and Adjusted Funds From Operations

For the year ended December 31, 2011

(in thousands, except share data)

	Realty				Realty
	Income	ARCT	Pro Forma	ARCT	Income
	Historical	Historical	Adjustments	Pro Forma	Pro Forma

Income (loss) from continuing operations attributable to common stockholders	$124,928	$(25,076)	$9,014	$(16,062)	$108,866
Income from discontinued operations	7,851	—	—	—	7,851
Net income (loss) available to common stockholders	132,779	(25,076)	9,014	(16,062)	116,717
Depreciation and amortization:
Continuing operations	120,813	68,940	40,020	108,960	229,773
Allocated to noncontrolling interest	—	(862)	862	—	—
Discontinued operations	1,366	—	—	—	1,366
Depreciation of furniture, fixtures and equipment	(238)	(81)	81	—	(238)
Provisions for impairment	405	—	—	—	405
Other non-cash losses	—	102	—	102	102
(Gain) loss on sales of investment properties:
Continuing operations	(540)	44	—	44	(496)
Discontinued operations	(5,193)	—	—	—	(5,193)
Total Funds from operations (FFO)	$249,392	$43,067	$49,977	$93,044	$342,436
Adjustments:
Acquisition and transaction related expenses	—	30,002	—	30,002	30,002
Non-cash mark-to-market adjustments	—	2,539	—	2,539	2,539
Non-recurring losses from extinguishment of debt	—	1,423	—	1,423	1,423
Other income, revenue on marketable securities	—	—	(766)	(766)	(766)
Elimination of the joint venture income allocation	—	—	1,121	1,121	1,121
Asset management fees to affiliates	—	5,572	—	5,572	5,572

Normalized FFO (1)	$249,392	$82,603	$50,332	$132,935	$382,327

Net income (loss) available to common stockholders	$132,779	$(25,076)	$9,014	$(16,062)	$116,717
Cumulative adjustments to calculate normalized FFO (2)	116,613	107,679	41,318	148,997	265,610
Normalized FFO available to common stockholders	249,392	82,603	50,332	132,935	382,327
Amortization of stock compensation	7,873	1,477	(1,477)	—	7,873
Amortization of deferred financing costs (3)	1,881	—	(2,266)	(2,266)	(385)
Capitalized leasing costs and commissions	(1,722)	—	—	—	(1,722)
Capitalized building improvements	(2,450)	—	(368)	(368)	(2,818)
Other adjustments (4)	(1,602)	(304)	(3,368)	(3,672)	(5,274)
Adjusted funds from operations	$253,372	$83,776	$42,853	$126,629	$380,001

Normalized FFO per common share:
Basic	$1.98	$0.62	n/a	$2.92	$2.23
Diluted	$1.98	$0.61	n/a	$2.89	$2.22

AFFO per common share:
Basic	$2.01	$0.63	n/a	$2.78	$2.21
Diluted	$2.01	$0.62	n/a	$2.76	$2.21

Weighted average common shares outstanding:
Basic	126,142,696	133,730,159	(88,153,840)	45,576,319	171,719,015
Diluted	126,189,399	135,275,159	(89,381,869)	45,893,290	172,082,689

(1)          Normalized FFO adjusts for activity we believe will be completed prior to the Merger and for nonreccuring activity that is not expected to occur after the Merger.

(2)          See reconciling items for FFO and Normalized FFO.

(3)          Includes the amortization of costs incurred and capitalized when our notes were issued. Does not include costs associated with our credit facility agreement or annual fees paid to credit rating agencies.

(4)          Includes straight-line rent revenue and the amortization of above and below-market leases.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Pro forma FFO and AFFO are presented for information purposes only, and are based on available information and assumptions that the Company’s management believes to be reasonable; however they are not necessarily indicative of what Realty Income’s FFO or AFFO actually would have been assuming the transactions had occurred as of the dates indicated.

Realty Income defines FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate assets, reduced by gains on sales of investment properties and extraordinary items.

Realty Income considers FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that adds back items such as depreciation and impairments. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure. In addition, FFO is used as a measure of our compliance with the financial covenants of our credit facility.

Realty Income believes the non-GAAP financial measure AFFO provides useful information to investors because it is a widely accepted industry measure of the operating performance of real estate companies that is used by industry analysts and investors who look at and compare those companies.  In particular, AFFO provides an additional measure to compare the operating performance of different REITs without having to account for differing depreciation assumptions and other unique revenue and expense items that are not pertinent to measuring a particular company’s on-going operating performance.  Therefore, we believe that AFFO is an appropriate supplemental performance metric, and that the most appropriate GAAP performance metric to which AFFO should be reconciled is net income available to common stockholders.

Presentation of the information regarding FFO and AFFO is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and AFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income as an indication of our performance. FFO and AFFO should not be considered as an alternative to reviewing our cash flows from operating, investing and financing activities.  In addition, FFO and AFFO should not be considered as a measure of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments.

Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful.